Exhibit 99.1

FOR IMMEDIATE RELEASE

Cellu Tissue Holdings, Inc. Announces Fourth Quarter and Full Fiscal Year 2008 Results

Alpharetta, GA – May 15, 2008—Cellu Tissue Holdings, Inc. (the “Company” or “Cellu Tissue”), an established leader in the manufacturing of high-quality business-to-business and consumer tissue grades used in health care and consumer products worldwide, today announced consolidated financial results for the fourth quarter and full fiscal year ended February 29, 2008, or fiscal year 2008.

In the first quarter of fiscal year 2008, the Company completed the acquisition of CityForest Corporation (“CityForest”).  Accordingly, the fourth quarter and full fiscal year 2008 results are impacted by the effects of the purchase accounting related to this transaction and CityForest’s operating results.

Fourth Quarter 2008 Operating Results

Net sales for the fourth quarter ended February 29, 2008 totaled $109.7 million, compared to $89.4 million for the comparable period in the prior year, an increase of $20.3 million, or 22.7%.  For the fourth quarter ended February 29, 2008, the Company sold an aggregate of 79,163 tons of tissue hard rolls, machine-glazed paper hard rolls and converted paper products.  This is an increase of 12,437 tons, or 18.6%, from the comparable period in the prior year. The increase in net sales for the fourth quarter ended February 29, 2008 is attributable to an increase in net selling price per ton to $1,385 from $1,340 for the comparable period in the prior year.  Net sales within the Tissue Segment for the fourth quarter ended February 29, 2008 totaled $81.9 million, an increase of 29.5%, from $63.2 million for the comparable period in the prior year. Net sales within the Machine-Glazed Paper Segment for the fourth quarter ended February 29, 2008 totaled $27.8 million, an increase of 6.1%, from $26.2 million for the comparable period in the prior fiscal year.   The increase experienced by the Tissue Segment is attributable to the acquisition of CityForest, an increase in tonnage sold and an increase in net selling price per ton over the comparable period in the prior year.  The increase experienced by the Machine-Glazed Segment is driven primarily by an increase in net selling price per ton over the comparable period in the prior year.

For the fourth quarter ended February 29, 2008, the Company reported gross profit of $11.2 million, or 10.2%, of net sales, compared to $3.7 million, or 4.1%, of net sales for the comparable period in the prior fiscal year.  The increase in gross profit is attributable to continued improvement in product mix and pricing partially offset by higher pulp costs per ton over the comparable period in the prior fiscal year.

Income from operations for the fourth quarter ended February 29, 2008 was $4.1 million compared to a loss of $.5 million for the comparable period in the prior fiscal year.  Income from operations in the Tissue Segment for the fourth quarter ended February 29, 2008 was $4.3 million compared to $.3 million for the fourth quarter in the prior fiscal year.  Loss from operations in the Machine-Glazed Paper Segment for the fourth quarter ended February 29, 2008 was $.2 million compared to a loss of $.8 million for the fourth quarter in the prior fiscal year.  The overall increase is the result of the increase in gross profit as noted above offset partially by an increase in selling, general and administrative expenses.  Included in selling, general and administrative expenses is $.4 million of ongoing CityForest administrative expense, additional costs incurred in connection with Sarbanes-Oxley compliance and increases in incentive compensation expense associated with strong business performance.   Also included in the 2008 fiscal year fourth quarter results is $2.1 million related to costs incurred related to an acquisition that did not transpire.  Included in the 2007 fiscal year fourth quarter results is $.1 million of other compensation expense related to the Merger (as defined below) and a $.5 million impairment charge related to the permanent shutdown of the machine-glazed machine at the Company’s Ontario facility.

For the fourth quarter ended February 29, 2008, the Company reported a pretax loss of $.8 million, compared to a pretax loss of $4.5 million for the comparable period in the prior fiscal year.  For the fourth quarter ended February 29, 2008, the Company reported net income of $2.7 million, compared to a net loss of $2.5 million for the comparable period in the prior fiscal year.  Included in 2008 fiscal year fourth quarter net income is an income tax benefit of $3.5 million.  This tax benefit primarily resulted from benefit recorded associated with future changes in Canadian tax rates due to legislative changes and changes in our effective state tax rates, which are expected to be realized in the future.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the fourth quarter ended February 29, 2008 totaled $9.7 million, compared to $5.9 million for the comparable period in the prior fiscal year.

Russell C. Taylor, President and Chief Executive Officer of Cellu Tissue, commented: “We are pleased with our results for the fourth quarter and full year.  During the year we completed the CityForest acquisition, fully integrated it into our operations and are realizing the anticipated benefits.  We also continue to execute our strategy of significantly increasing converted products sales and, despite further increases in pulp costs, have experienced favorable financial results.”

Fiscal Year 2008 Operating Results

As previously announced, Cellu Paper Holdings, Inc., our Parent Company, was acquired in the second quarter of the prior year, or fiscal year 2007 and, as a result of this transaction (the “Merger”), purchase accounting was applied.  Accordingly, the following discussion relative to the prior year combines our operating results for the period March

1, 2006 to June 12, 2006 (pre-merger) and from June 13, 2006 to February 28, 2007 (post-merger).

Net sales totaled $431.0 million for fiscal year 2008, compared to $335.5 million in the prior fiscal year, an increase of $95.5 million, or 28.5%.  For fiscal year 2008, the Company reported gross profit of $42.8 million, or 9.9% of net sales, compared to $21.1 million, or 6.3%, in the prior fiscal year.  The increase in gross profit is attributable to the CityForest acquisition, continued improvement in product mix and the strong market for tissue hard rolls, compared to the prior fiscal year.

Income from operations for fiscal year 2008 was $20.7 million compared to a loss of $2.3 million in the prior fiscal year.  Included in income from operations for fiscal year 2008 is $2.1 million related to costs incurred related to an acquisition that did not transpire. Included in loss from operations for fiscal year 2007 are $6.1 million of merger-related transaction costs, $.2 million of restructuring costs and $4.7 million of non-cash compensation charges.  The compensation charges relate to restricted stock awards granted  prior to the Merger that vested immediately upon the Merger, normal vesting of restricted stock awards granted after the Merger, payments of taxes associated with such awards and other compensation expense related to the Merger.  Also, included in income from operations for fiscal year 2007 is a $.5 million impairment charge related to the permanent shut down of the machine-glazed machine at the Company’s Ontario facility.

For fiscal year 2008, the Company reported a pretax income of $.3 million compared to a pretax loss of $18.6 million in the prior fiscal year.     Despite experiencing pretax income for fiscal year 2008, the Company recorded a tax benefit of $3.7 million.  This tax benefit primarily resulted from benefit recorded associated with future changes in Canadian tax rates due to legislative changes and changes in our effective state tax rates, which are expected to be realized in the future.  For fiscal year 2008, the company experienced net income of $4.0 million compared to a net loss of $12.7 in the prior fiscal year.

EBITDA for the fiscal year 2008 totaled $43.4 million, compared to $18.5 million in the prior year.

Notice Relating to the Use of Non-GAAP Measures

Attached to this press release are tables setting forth the Company’s fiscal fourth quarter and annual consolidated statements of operations, financial position and selected consolidated financial data, including information concerning the Company’s cash flow position, combined consolidated statements of operations for the prior year with respect to the period from March 1, 2006 to June 12, 2006 (pre-merger) and the period from June 13, 2006 to February 28, 2007 (post-merger), selected consolidated segment data, and reconciliations of consolidated net income (loss) from operations to consolidated EBITDA.   EBITDA is not a measure of performance under U.S. generally accepted accounting principles and should not be considered in isolation or used as a substitute for income from operations, net income, net cash provided by operating activities, or other operating or cash flow data prepared in accordance with generally accepted accounting principles.  The Company has presented EBITDA because it believes that it is widely accepted that EBITDA provides useful information regarding a company’s ability to service debt.

Cellu Tissue’s management invites you to listen to its conference call on May 16, 2008 at 10:00 a.m. ET regarding fiscal fourth quarter and full fiscal year 2008 consolidated financial results.  The dial-in number is (800) 288-8961 or International (612) 332-0228; participant code 922299.   A taped replay of the conference call will be available after 12:00 p.m. May 16, 2008 until May 30, 2008.  The number to call for the taped replay is (800) 475-6701 or International (320) 365-3844, access code 922299.

Cellu Tissue Holdings, Inc. is a manufacturer of a variety of specialty tissue hard rolls and machine-glazed paper used in the manufacture of various end products, including diapers, facial and bath tissue, assorted paper towels and food wraps.  In addition, the Company produces a variety of converted tissue products.  Cellu Tissue’s customers include major North American producers of branded and unbranded disposable consumer absorbent and tissue products for the personal and health care markets; consumer and away-from-home tissue products companies; national and regional tissue products distributors; and third-party converters who sell their products to food, bakery and confections companies.  Cellu Tissue services a diverse group of high-quality customers, with three of its top 10 customers belonging to the Fortune 150 group of companies.

For more information, contact Cellu Tissue Holdings, Inc at www. cellutissue.com.

CELLU TISSUE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars, in thousands)

	Three Months Ended
	February 29, 2008	February 28, 2007

Net sales	$109,659	$89,393
Cost of goods sold	98,470	85,710
Gross profit	11,189	3,683

Selling, general and administrative expenses	4,788	3,389
Merger-related transaction costs	—	114
Terminated acquisition-related transaction costs	2,078	—
Vesting of stock option/restricted stock grants	261	191
Impairment of fixed assets	—	488
Income (loss) from operations	4,062	(499)

Interest expense, net	4,904	4,250
Foreign currency gain	(76)	(213)
Other expense	54	6
Loss before income tax benefit	(820)	(4,542)

Income tax benefit	(3,477)	(2,045)
Net income (loss)	$2,657	$(2,497)

CELLU TISSUE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars, in thousands)

		For the Periods
	Fiscal Year Ended	June 13, 2006-	March 1, 2006
	February 29, 2008	February 28, 2007	June 12, 2006
	(Post-Merger)	(Post-Merger)	(Pre-Merger)

Net sales	$431,022	$241,236	$94,242
Cost of goods sold	388,258	228,318	86,054
Gross profit	42,764	12,918	8,188

Selling, general and administrative expenses	18,662	7,207	4,661
Restructuring costs	—	240	—
Merger-related transaction costs	—	142	5,933
Terminated acquisition-related transaction costs	2,078	—	—
Stock and related compensation expense	551	3,329	—
Vesting of stock option/restricted stock grants	808	497	924
Impairment of fixed assets	—	488	—
Income (loss) from operations	20,665	1,015	(3,330)

Interest expense, net	19,870	11,469	4,896
Foreign currency loss (gain)	664	(359)	289
Other income	133	15	27
Income (loss) before income tax benefit	264	(10,080)	(8,488)

Income tax benefit	(3,729)	(3,888)	(1,953)
Net income (loss)	$3,993	$(6,192)	$(6,535)

CELLU TISSUE HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars, in thousands)

	February 29	February 28
	2008	2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$883	$16,261
Receivables, net	44,543	34,141
Inventories	33,997	28,715
Prepaid expenses and other current assets	3,746	3,697
Income tax receivable	177	330
Deferred income taxes	7,157	6,498
TOTAL CURRENT ASSETS	90,503	89,642
PROPERTY, PLANT AND EQUIPMENT, NET	296,598	228,852
GOODWILL	6,970	—
TRADEMARKS	8,750	6,550
OTHER ASSETS	1,491	224
TOTAL ASSETS	$404,312	$325,268

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Revolving line of credit	$9,800	$—
Accounts payable	24,056	16,524
Accrued expenses	18,860	16,315
Accrued interest	8,254	7,227
Other current liabilities	15,000	—
Current portion of long-term debt	760	—
TOTAL CURRENT LIABILITIES	76,730	40,066
LONG-TERM DEBT, LESS CURRENT PORTION	198,087	160,355
DEFERRED INCOME TAXES	62,008	50,677
OTHER LIABILITIES	20,149	35,179
STOCKHOLDERS’ EQUITY	47,338	38,991
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$404,312	$325,268

CELLU TISSUE HOLDINGS, INC.

SUMMARY OF CONSOLIDATED CASH FLOW ACTIVITY

(Dollars, in thousands)

		Post-Merger	Pre-Merger
	Post-Merger	For the Periods
	Fiscal Year Ended	June 13, 2006-	March 1, 2006-
	February 29, 2008	February 28, 2007	June 12, 2006
OPERATING ACTIVITIES
Net income (loss)	$3,993	$(6,192)	$(6,535)
Non-cash inventory charge	—	909	—
Stock-based compensation	808	497	924
Deferred income taxes	(6,567)	(6,651)	(396)
Accretion of debt discount	616	381	85
Amortization of intangibles	—	—	406
Depreciation	23,106	16,133	4,227
Impairment of fixed assets	—	488	—
Changes in working capital	(2,723)	4,574	(5,250)
Net cash provided by (used in) operating activities	19,233	10,139	(6,539)

INVESTING ACTIVITIES
Equity investment by Weston Presidio/Other Stockholders	(32)	45,762	—
Cash paid for acquisition, net of cash received	(43,663)	—	—
Capital expenditures	(20,478)	(7,677)	(1,938)
Net cash (used in) provided by investing activities	(64,173)	38,085	(1,938)

FINANCING ACTIVITIES
Merger consideration paid to former shareholders	—	(45,762)	—
Payments of long-term debt	(575)	—	(290)
Borrowings on revolving credit facility, net	9,800	—	—
Proceeds from note offering	20,000	—	—
Net cash provided by (used in) financing activities	29,225	(45,762)	(290)

Effect of foreign currency	337	(620)	362

Net (decrease) increase in cash and cash equivalents	(15,378)	1,842	(8,405)
Cash and cash equivalents at beginning of period	16,261	14,419	22,824
Cash and cash equivalents at end of period	$883	$16,261	$14,419

CELLU TISSUE HOLDINGS, INC.

COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars, in thousands)

	Post-Merger	Combined	Post-Merger	Pre-Merger
	Year Ended	Year Ended	June 13, 2006-	March 1, 2006-
	February 29, 2008	February 28, 2007	February 28, 2007	June 12, 2006

Net sales	$431,022	$335,478	$241,236	$94,242
Cost of goods sold	388,258	314,372	228,318	86,054
Gross profit	42,764	21,106	12,918	8,188

Selling, general and administrative expenses	18,662	11,868	7,207	4,661
Restructuring costs	—	240	240	—
Merger-related transaction costs	—	6,075	142	5,933
Terminated acquisition-related transaction costs	2,078	—	—	—
Stock and related compensation expense	551	3,329	3,329	—
Vesting of stock option/restricted stock grants	808	1,421	497	924
Impairment of fixed assets	—	488	488	—
Income (loss) from operations	20,665	(2,315)	1,015	(3,330)

Interest expense, net	19,870	16,365	11,469	4,896
Foreign currency loss (gain)	664	(70)	(359)	289
Other income	133	42	15	27
Income (loss) before income tax benefit	264	(18,568)	(10,080)	(8,488)

Income tax benefit	(3,729)	(5,841)	(3,888)	(1,953)
Net income (loss)	$3,993	$(12,727)	$(6,192)	$(6,535)

CELLU TISSUE HOLDINGS, INC.

CONSOLIDATED BUSINESS SEGMENT INFORMATION (Unaudited)

(Dollars, in thousands)

BUSINESS SEGMENTS

	Three Months Ended
	February 29, 2008	February 28, 2007
NET SALES:
Tissue	$81,901	$63,226
Machine-Glazed Paper	27,758	26,167
Consolidated	$109,659	$89,393

INCOME (LOSS) FROM OPERATIONS:
Tissue	$4,305	$322
Machine-Glazed Paper	(243)	(821)
Consolidated	$4,062	$(499)

	Post-Merger	Combined	Post-Merger	Pre-Merger
	Year Ended	Year Ended	June 13, 2006-	March 1, 2006-
	February 29, 2008	February 28, 2007	February 28, 2007	June 12, 2006
NET SALES:
Tissue	$325,030	$237,510	$170,310	$67,200
Machine-Glazed Paper	105,992	97,968	70,926	27,042
Consolidated	$431,022	$335,478	$241,236	$94,242

INCOME (LOSS) FROM OPERATIONS:
Tissue	$20,550	$955	$2,165	$(1,210)
Machine-Glazed Paper	115	(3,270)	(1,150)	(2,120)
Consolidated	$20,665	$(2,315)	$1,015	$(3,330)

CELLU TISSUE HOLDINGS, INC.

RECONCILIATION OF CONSOLIDATED NET INCOME (LOSS) TO EBITDA

(Unaudited) (Dollars, in thousands)

	Three Months Ended
	February 29, 2008	February 28, 2007

NET INCOME (LOSS)	$2,657	$(2,497)
Add back:
Depreciation	5,538	6,091
Interest expense	5,016	4,339
Income tax benefit	(3,477)	(2,045)
EBITDA	$9,734	$5,888

	Post-Merger	Combined	Post-Merger	Pre-Merger
	Year Ended	Year Ended	June 13, 2006-	March 1, 2006-
	February 29, 2008	February 28, 2007	February 28, 2007	June 12, 2006

NET INCOME (LOSS)	$3,993	$(12,727)	$(6,192)	$(6,535)
Add back:
Depreciation	23,106	20,360	16,133	4,227
Amortization	—	406	—	406
Interest expense	20,057	16,280	11,685	4,595
Income tax benefit	(3,729)	(5,841)	(3,888)	(1,953)
EBITDA	$43,427	$18,478	$17,738	$740